Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Prudential Investment Portfolios 5:

We consent to the use of our reports dated September 17, 2018, with respect to the financial statements and financial highlights of PGIM Diversified Growth Fund (formerly Prudential Diversified Growth Fund) and PGIM Jennison Rising Dividend Fund (formerly Prudential Jennison Rising Dividend Fund), dated September 19, 2018, with respect to the financial statements and financial highlights of Prudential Day One Income Fund, Prudential Day One 2010 Fund, Prudential Day One 2015 Fund, Prudential Day One 2020 Fund, Prudential Day One 2025 Fund, Prudential Day One 2030 Fund, Prudential Day One 2035 Fund, Prudential Day One 2040 Fund, Prudential Day One 2045 Fund, Prudential Day One 2050 Fund, Prudential Day One 2055 Fund, and Prudential Day One 2060 Fund, and dated September 24, 2018, with respect to the financial statements and financial highlights of PGIM 60/40 Allocation Fund (each a series of Prudential Investment Portfolios 5), as of July 31, 2018, and for the respective years or periods presented therein, incorporated by reference herein. We also consent to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Other Service Providers – Independent Registered Public Accounting Firm” and “Financial Statements” in the statement of additional information.

New York, New York

September 27, 2018